EXHIBIT 3.1 (c)

ARTICLES OF AMENDMENT

HRE Properties, Inc., a Maryland corporation (the "Corporation"), hereby certifies as follows:
FIRST:                          The Corporation desires to amend its Charter as currently in effect.
SECOND:                          The amendment to the Charter of the Corporation set forth herein shall become effective on the date and at the time that these Article of Amendment (the "Articles") are filed with, and approved and accepted for record by, the State Department of Assessments and Taxation of Maryland in accordance with the Maryland General Corporation Law.
THIRD:                          Article II of the Corporation's Charter is hereby deleted in its entirety and in its place shall be inserted the following:
ARTICLE II
NAME

The name of the corporation (the "Corporation") is:
URSTADT BIDDLE PROPERTIES INC.
FOURTH:                          The amendment to the Charter of the Corporation set forth in these Articles was advised by the board of directors of the Corporation and approved by the stockholders of the Corporation, all in the manner prescribed by and in accordance with the provisions of the Maryland General Corporation Law relating to charter amendments.

IN WITNESS WHEREOF, HRE Properties, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by its President who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief and under the penalties of perjury, all matters and facts contained in these Articles of Amendment are true in all material respects and its corporate seal is to be affixed and attested to by its Secretary as of this 11th day of March, 1998.

ATTEST:                                                                                              HRE PROPERTIES, INC.

/s/ James R. Moore                                                                                              /s/ Willing L. Biddle
James R. Moore, Secretary                                                                                                            Willing L. Biddle, President

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